MAKE GOOD ESCROW AGREEMENT

This Make Good Escrow Agreement (the “Make Good Agreement”), dated effective as of September 5, 2008, is entered into by and among Yongye Biotechnology International, Inc., a Nevada corporation (the “Company”), the Investors (as defined below), Full Alliance International Limited, an international business incorporated under the laws of the British Virgin Islands, (“Make Good Pledgor”), ROTH Capital Partners, LLC (“Roth”) and Tri-State Title & Escrow LLC, as escrow agent (“Escrow Agent”).

WHEREAS, each of the investors in the private offering of securities of the Company (the “Investors”) has entered into a Securities Purchase Agreement, dated of even date herewith (the “SPA”), evidencing their participation in the Company's private offering (the “Offering”) of securities. As an inducement to the Investors to participate in the Offering and as set forth in the SPA, Make Good Pledgor agrees to place certain shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) into escrow for the benefit of the Investors in the event the Company fails to satisfy certain financial thresholds or complete the Restructuring (as defined in the SPA).

WHEREAS, pursuant to the requirements of the SPA, the Company and Make Good Pledgor have agreed to establish an escrow on the terms and conditions set forth in this Make Good Agreement;

WHEREAS, the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Make Good Agreement; and

WHEREAS, all capitalized terms used but not defined herein shall have the meanings assigned them in the SPA;

NOW, THEREFORE, in consideration of the mutual promises of the parties and the terms and conditions hereof, the parties hereby agree as follows:

1. Appointment of Escrow Agent. Make Good Pledgor and the Company hereby appoint Escrow Agent to act in accordance with the terms and conditions set forth in this Make Good Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

2. Establishment of Escrow.

(a) Contemporaneously with the Closing, Make Good Pledgor shall deliver or cause to be delivered, to the Escrow Agent to be held in escrow, a certificate evidencing no less than 4,000,000 shares of the Company’s Common Stock (such shares delivered by Make Good Pledgor being collectively referred to as the “Escrow Shares”), along with stock powers executed in blank (or such other signed instrument of transfer acceptable to the Company’s Transfer Agent). As used in this Make Good Agreement, “Transfer Agent” means Empire Stock Transfer, or such other entity hereafter retained by the Company as its stock transfer agent as specified in a writing from the Company to the Escrow Agent.

(b) Make Good Pledgor understands and agrees that the Investors’ right to receive Earnings Make Good Shares pursuant to Sections 4.11 and 4.12 of the SPA and Restructuring Make Good Shares as defined in Section 4.13 of the SPA and this Make Good Agreement shall continue to run to the benefit of each Investor even if such Investor shall have transferred or sold all or any portion of its Shares, and that each Investor shall have the right to assign its rights to receive all or any such shares of Common Stock to other Persons in conjunction with negotiated sales or transfers of any of its Shares. Make Good Pledgor hereby irrevocably agrees that, other than in accordance with Sections 4.11, 4.12 and 4.13 of the SPA and this Make Good Agreement, Make Good Pledgor will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of any of the Escrow Shares (including any securities convertible into, or exchangeable for, or representing the rights to receive Escrow Shares). In furtherance thereof, the Company will (x) place a stop order on all Escrow Shares which shall expire on the date the Escrow Shares are delivered to the Investors or returned to Make Good Pledgor, (y) notify the Transfer Agent in writing of the stop order and the restrictions on such Escrow Shares under this Make Good Agreement and direct the Transfer Agent not to process any attempts by Make Good Pledgor to resell or transfer any Escrow Shares before the date the Escrow Shares delivered to the Investors are delivered to the investors or returned to Make Good Pledgor, or otherwise in violation of Sections 4.11, 4.12 and 4.13 of the SPA and this Make Good Agreement. The Company shall deliver a written notice to the Investors confirming delivery of the Escrow Shares to the Escrow Agent.

(c) It is acknowledged by the parties hereto that Make Good Pledgor has in its possession for delivery into escrow in accordance with Section 2(a) above, one certificate evidencing an aggregate of 4,748,107 shares of the Company’s Common Stock (the “Certificate”). The parties hereto agree that immediately after the Closing, the Escrow Agent shall forward the Certificate to the Transfer Agent, along with executed written instructions from the Make Good Pledgor to (a) re-issue three new stock certificates each in the name of the Make Good Pledgor in the following denominations (i) two stock certificates each in the amount of 2,000,000 shares (the “Escrow Certificates”), and (ii) one stock certificate in the amount of 748,107 shares (the “Make Good Pledgor Certificate”), and (b) return the Escrow Certificates to the Escrow Agent and the Make Good Pledgor Certificate to the Make Good Pledgor.

3. Representations of Make Good Pledgor and the Company. Make Good Pledgor and the Company hereby represent and warrant, severally and not jointly, as to itself only, to the Investors as follows:

(i) All of the Escrow Shares are validly issued, fully paid and nonassessable shares of the Company, and free and clear of all pledges, liens and encumbrances. Upon any transfer of Escrow Shares to Investors hereunder, Investors will receive full right, title and authority to such shares as holders of Common Stock of the Company.

(ii) Performance of this Make Good Agreement and compliance with the provisions hereof will not violate any provision of any applicable law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of Make Good Pledgor pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon Make Good Pledgor, other than such breaches, defaults or liens which would not have a material adverse effect taken as a whole.

(iii) Make Good Pledgor has carefully considered and understands its obligations and rights under Sections 4.11, 4.12 and 4.13 of the SPA and this Make Good Agreement, and in furtherance thereof (x) has consulted with its legal and other advisors with respect thereto and (y) hereby forever waives and agrees that it may not assert any equitable defenses in any Proceeding involving the Escrow Shares.

(iv) Make Good Pledgor is the sole record and beneficial owner of the Escrow Shares, and holds the Escrow Shares free and clear of all Liens and each has the power and authority to deposit the Escrow Shares into escrow with the Escrow Agent and to transfer or cause the Escrow Agent to transfer the Escrow Shares to the Investors pursuant to the provisions of this Make Good Agreement.

4. Disbursement of Escrow Shares.

4.1 2008 Earnings Make Good Shares.

(a) The Make Good Pledgor agrees that in the event that (i) the 2008 After Tax Net Income (as defined below) reported in the 2008 Annual Report is less than $10,263,919 (the “2008 Guaranteed ATNI”), or (ii) the Fully Diluted Earnings Per Share (as defined below) reported in the 2008 Annual Report ) is less than $0.42 (the “2008 Guaranteed EPS”), the Escrow Agent (on behalf of the Make Good Pledgor) will transfer the Earnings Make Good Shares (as defined below) to the Investors on a pro-rata basis (determined by dividing each Investor's Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors under the SPA) for no consideration other than their respective Investment Amounts paid to the Company at Closing. After giving effect to such transfer of the Earnings Make Good Shares to the Investors pursuant to this Section 4.1(a), the Make Good Escrow shall terminate (solely with respect to the Earnings Make Good Shares) and the provisions of Section 4.2 hereof shall not be operative. The “Earnings Make Good Shares” means the 2,000,000 shares of Common Stock (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) deposited with the Escrow Agent pursuant to the terms of this Make Good Agreement. “Fully Diluted Earnings Per Share” means After Tax Net Income divided by the weighted average diluted shares of Common Stock outstanding.

Any such transfer of the Earnings Make Good Shares shall be made to the Investors within 10 Business Days after the date which the 2008 Annual Report is filed with the Commission and a copy thereof is delivered to the Escrow Agent. In the event that the 2008 After Tax Net Income or Fully Diluted Earnings Per Share reported in the 2008 Annual Report is less than the 2008 Guaranteed ATNI or 2008 Guaranteed EPS, respectively, Roth shall provide prompt written instruction to the Escrow Agent with regard to the distribution of the Earnings Make Good Shares in an amount to each Investor as set forth on Exhibit A attached hereto (as determined as set forth above). The Escrow Agent need only rely on the letter of instruction from Roth in this regard and notwithstanding anything to the contrary contained herein will disregard any contrary instructions.

(b) In the event that (i) the 2008 After Tax Net Income reported in the 2008 Annual Report is equal to or greater than the 2008 Guaranteed ATNI and (ii) the Fully Diluted Earnings Per Share reported in the 2008 Annual Report is equal to or greater than the 2008 Guaranteed EPS, no transfer of the Earnings Make Good Shares shall be required by the Escrow Agent (on behalf of the Make Good Pledgor) to the Investors and the Earnings Make Good Shares shall be retained by the Escrow Agent, as provided in written instructions to be given to the Escrow Agent by Roth, and shall be available in connection with the Make Good Pledgor’s obligations under Section 4.2 hereof.

(c) Notwithstanding the foregoing or anything else to the contrary herein, for purposes of determining whether or not each of the 2008 Guaranteed ATNI and the 2008 Guaranteed EPS has been met, the following items shall not be deemed to be an expense, charge, or any other deduction from revenues even though GAAP may require contrary treatment or the 2008 Annual Report filed with the Commission by the Company may report otherwise: (i) any accounting charges for issuing warrants, (ii) the release of any of the Earnings Make Good Shares to the Investors as a result of the operation of this Section 4.1, (iii) the release of any Existing Make Good Shares and (iv) the increase in the equity ownership of the CJV by Yong Ye in excess of 1.15% in connection with the Restructuring, as reflected in the provision for minority interest on the Company’s statement of operations. No other exclusions shall be made for any non-recurring expenses of the Company, including liquidated damages under the Transaction Documents, in determining whether any of the 2008 Guaranteed ATNI and 2008 Guaranteed EPS has been achieved.

(d) If prior to the second anniversary of the filing of the 2008 Annual Report, the Company or its auditors report or recognize that the financial statements contained in such report are subject to amendment or restatement such that the Company would recognize or report adjusted 2008 After Tax Net Income of less than the 2008 Guaranteed ATNI or adjusted Fully Diluted Earnings Per Share less than the 2008 Guaranteed EPS, then notwithstanding the retention of the Earnings Make Good Shares in the escrow by the Escrow Agent in connection with the Make Good Pledgor’s obligations under Section 4.2, or any prior return of Earnings Make Good Shares to the Make Good Pledgor under Section 4.2, as the case may be, the Make Good Pledgor will, within 10 Business Days following the earlier of the filing of such amendment or restatement or recognition, deliver the Earnings Make Good Shares to the Investors. For the purposes hereof, “2008 After Tax Net Income” shall mean the Company's operating income after taxes for the fiscal year ending December 31, 2008, determined in accordance with GAAP as reported in the 2008 Annual Report.

(e) If the 2008 Annual Report is not filed timely with the Commission and remains unfiled for a period in excess of 45 days after the last day that the same was required to have been filed (taking into account the relief permitted under Rule 12(b)-25 of the Exchange Act), then 2008 After Tax Net Income shall be deemed to be less than the 2008 Guaranteed ATNI, and all of the Earnings Make Good Shares shall be transferred to the Investors on a pro-rata basis in accordance with the provisions of this Make Good Agreement.

(f) Pursuant to Section 4.1(a), if Roth delivers a notice to the Escrow Agent that the Earnings Make Good Shares are to be transferred to the Investors, then the Escrow Agent shall immediately forward the Earnings Make Good Shares to the Company’s Transfer Agent for re-issuance to the Investors in an amount to each Investor as set forth on Exhibit A attached hereto and otherwise in accordance with this Make Good Agreement. The Company covenants and agrees that upon any transfer of Earnings Make Good Shares to the Investors in accordance with this Make Good Agreement, the Company shall promptly instruct its Transfer Agent to reissue such Earnings Make Good Shares in the applicable Investor’s name and deliver the same, or cause the same to be delivered as directed by such Investor in an amount to each Investor as set forth on Exhibit A attached hereto. If the Company does not promptly provide such instructions to the Transfer Agent of the Company, then Roth is hereby authorized to give such re-issuance instruction to the Transfer Agent of the Company. If a notice from Roth pursuant to Section 4.1(b) indicates that the Earnings Make Good Shares are to be retained in the escrow, then the Escrow Agent will continue to retain the Earnings Make Good Shares.

(d) The Company and Make Good Pledgor covenant and agree to provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request, including appropriate W-9 or W-8 forms for each Investor.

4.2 2009 Earnings Make Good Shares. This Section 4.2 shall only be operative in the event that the Earnings Make Good Shares have not been distributed to the Investors as described in Section 4.1(a) and have been retained by the Escrow Agent to be available in connection with the Company’s obligations to meet the 2009 Guaranteed ATNI (as defined below) and 2009 Guaranteed EPS (as defined below).

(a) The Make Good Pledgor agrees that in the event that (i) the 2009 After Tax Net Income (as defined below) reported in the 2009 Annual Report equals or exceeds $12,649,248 and is less than $15,811,560 (the “2009 Guaranteed ATNI”), or (ii) the Fully Diluted Earnings Per Share reported in the 2009 Annual Report equals or exceeds $0.42 and is less than $0.53 (the “2009 Guaranteed EPS”), then, in accordance with written instructions from Roth, the Escrow Agent (on behalf of the Make Good Pledgor) will transfer a number of Earnings Make Good Shares equal to the product of (i) (A) $15,811,560 minus the 2009 After Tax Net Income, divided by (B) $15,811,560, and (ii) Earnings Make Good Shares, to the Investors on a pro-rata basis (determined by dividing each Investor's Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors hereunder) for no consideration other than their respective Investment Amounts paid to the Company at Closing. The Roth instructions shall provide that any remaining Earnings Make Good Shares after transfer to the Investors in accordance with this Section 4.2(a) shall be transferred to the Make Good Pledgor.

(b) In the event that (i) the 2009 After Tax Net Income reported in the 2009 Annual Report is less than $12,649,248 or (ii) the Fully Diluted Earnings Per Share reported in the 2009 Annual Report is less than $0.42, then, in accordance with written instructions from Roth, the Escrow Agent (on behalf of the Make Good Pledgor) will transfer the Earnings Make Good Shares to the Investors on a pro-rata basis (determined by dividing each Investor's Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors hereunder) for no consideration other than their respective Investment Amounts paid to the Company at Closing.

(c) In the event that (i) the 2009 After Tax Net Income reported in the 2009 Annual Report is equal to or greater than $15,811,560 and (ii) the Fully Diluted Earnings Per Share reported in the 2009 Annual Report is equal to or greater than $0.53, then in accordance with written instructions from Roth, no transfer of the Earnings Make Good Shares pursuant to this Section 4.2 to the Investors by the Escrow Agent (on behalf of the Make Good Pledgor) shall be required and the Earnings Make Good Shares shall be returned to the Make Good Pledgor. Any such transfer of the Earnings Make Good Shares, or any portion thereof, pursuant to this Section 4.2, shall be made to the Investors or the Make Good Pledgor, as applicable, within 10 Business Days after the date which the 2009 Annual Report is filed with the Commission and a copy thereof is delivered to the Escrow Agent.

(d) Notwithstanding the foregoing or anything else to the contrary herein, for purposes of determining whether or not each of the 2009 Guaranteed ATNI and the 2009 Guaranteed EPS has been met, the following items shall not be deemed to be an expense, charge, or any other deduction from revenues even though GAAP may require contrary treatment or the Annual Report for the fiscal year filed with the Commission by the Company may report otherwise: (i) any accounting charges for issuing warrants, (ii) the release of any of the Earnings Make Good Shares to the Make Good Pledgor or the Investors, as applicable, as a result of the operation of this Section 4.2, (iii) the release of any Existing Make Good Shares and (iv) the increase in the equity ownership of the CJV by Yong Ye in excess of 1.15% in connection with the Restructuring, as reflected in the provision for minority interest on the Company’s statement of operations. No other exclusions shall be made for any non-recurring expenses of the Company, including liquidated damages under the Transaction Documents, in determining whether the 2009 Guaranteed ATNI and 2009 Guaranteed EPS has been achieved.

(e) If prior to the second anniversary of the filing of the 2009 Annual Report, the Company or its auditors report or recognize that the financial statements contained in such report are subject to amendment or restatement such that the Company would recognize or report adjusted After Tax Net Income of less than $12,649,248 or adjusted Fully Diluted Earnings Per Share less than $0.42, then notwithstanding any prior return of the Earnings Make Good Shares, or any portion thereof, pursuant to this Section 4.2, to the Make Good Pledgor, the Make Good Pledgor will, within 10 Business Days following the earlier of the filing of such amendment or restatement or recognition, deliver the relevant Earnings Make Good Shares to the Investors on a pro rata basis; provided, however, that if any Earnings Make Good Shares have been transferred to the Investors as provided for in the second paragraph of Section 4.1(d), the Make Good Pledgor shall only be responsible for transferring such number of Earnings Make Good Shares pursuant to this paragraph of Section 4.2 (e), up to the number of Earnings Make Good Shares that were previously returned to the Make Good Pledgor. In no event shall the Make Good Pledgor be responsible for transferring any number of Earnings Make Good Shares in excess of what has been previously returned to the Make Good Pledgor pursuant to the provisions of Section 4.1 or 4.2, as applicable. For the purposes hereof, “2009 After Tax Net Income” shall mean the Company's operating income after taxes for the fiscal year ending December 31, 2009, determined in accordance with GAAP as reported in the 2009 Annual Report.

(f) If the 2009 Annual Report is not filed timely with the Commission and remains unfiled for a period in excess of 45 days after the last day that the same was required to have been filed (taking into account the relief permitted under Rule 12(b)-25 of the Exchange Act), then 2009 After Tax Net Income shall be deemed to be less than the 2009 Guaranteed ATNI, and in accordance with written instructions from Roth, the Escrow Agent (on behalf of the Make Good Pledgor) shall transfer the Earnings Make Good Shares to the Investors on a pro-rata basis.

4.3 Restructuring Make Good Shares.

(a) The Make Good Pledgor agrees that in the event that the License has not been issued to, and received by the CJV by June 30, 2009, or such later date as the Company and Investors holding a majority of the Shares at such time consent to in writing (the “License Grant Date”), in accordance with written instructions from Roth, the Escrow Agent (on behalf of the Make Good Pledgor) shall transfer the Restructuring Make Good Shares (as defined below), to the Investors on a pro-rata basis (determined by dividing each Investor's Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors hereunder) for no consideration other than their respective Investment Amounts paid to the Company at Closing. In the event the License has been issued by the License Grant Date, but the Restructuring is not completed by the Restructuring Completion Date (as defined below), the Restructuring Make Good Shares shall be transferred in accordance with the Make Good Escrow Agreement to the Investors on a pro-rata basis (determined by dividing each Investor’s Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors under the SPA) for no consideration other than their respective Investment Amounts paid to the Company at Closing.

(b) The “Restructuring Make Good Shares” means 2,000,000 shares of Common Stock (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) required to be deposited with the Escrow Agent pursuant to the terms of this Make Good Agreement.

(c) The “Restructuring Completion Date” means the License Grant Date plus 132 calendar days.

(d) In the event that the Restructuring is consummated by the Restructuring Completion Date, in accordance with written instructions from Roth, the Escrow Agent (on behalf of the Make Good Pledgor) shall not be required to transfer the Restructuring Make Good Shares to the Investors, but shall return the Restructuring Make Good Shares to the Make Good Pledgor. Any such transfer of the Restructuring Make Good Shares shall be made to the Investors or the Make Good Pledgor, as applicable, within 10 Business Days after the earlier of (i) the date of consummation of the Restructuring and (ii) the Restructuring Completion Date. Notwithstanding the foregoing or anything else to the contrary herein, for purposes of determining whether or not the Restructuring has been consummated, the following conditions (which shall not be deemed to be a complete list of all closing conditions required to be satisfied) shall have been satisfied: (A) execution and completion of the asset transfer agreement (in such form acceptable to the Investors) in relation to the Yong Ye Assets Acquisition, (B) the increase and full contribution of the registered capital of the CJV in relation to the Yong Ye Assets Acquisition, (C) the amendments of the articles of association of the CJV and the joint venture agreement between the CJV and its shareholders (in such forms acceptable to the Investors) to enable the CJV to distribute 95% of its distributable profits to Asia Standard Oil Ltd. and 5% of its distributable profits to Yong Ye, (D) bring down of representations and warranties contained in the asset transfer agreement, including, but not limited to, representations and warranties relating to the valid title of the Yong Ye Assets being transferred, (E) issuance of a legal opinion by Han Kun Law Offices, the legal advisers to the CJV, in a form acceptable to the Investors, and (F) securing and drawing down the CJV Bank Loan.

4.4. Limitation on Disbursement of Earnings Make Good Shares and Restructuring Make Good Shares to Investors.

The Escrow Agent (on behalf of the Make Good Pledgor) shall not disburse any of the Earnings Make Good Shares or Restructuring Make Good Shares to the Investors as provided for in this Section 4, and an Investor shall not have the right to have any such Earnings Make Good Shares or Restructuring Make Good Shares issued to such Investor, pursuant to Section 4 or otherwise, to the extent that after giving effect to such issuance in accordance with instructions provided by Roth, an Investor (together with such Investor’s Affiliates, and any other person or entity acting as a group together with such Investor or any of such Investor’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Investor and its Affiliates shall include the number of shares of Common Stock issuable upon disbursement of the Earnings Make Good Shares or the Restructuring Make Good Shares with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of any Warrants beneficially owned by an Investor or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Investor or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4.4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Investors that none of the Escrow Agent, the Company, the Make Good Pledgor and Roth are representing to the Investors that such calculation is in compliance with Section 13(d) of the Exchange Act and the Investors are solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 4.4 applies, the determination of whether the relevant Earnings Make Good Shares or Restructuring Make Good Shares should be disbursed to such Investor (in relation to other securities owned by such Investor together with any Affiliates) shall be in the sole discretion of such Investor, and the submission of a Notice of Disbursement to the Escrow Agent, along with the written instructions the Escrow Agent will receive from Roth that the Investor shall be entitled to such disbursement, shall be deemed to be the Investor’s determination of whether such Earnings Make Good Shares or Restructuring Make Good Shares (in relation to other securities owned by such Investor together with any Affiliates) subject to the Beneficial Ownership Limitation, and none of Escrow Agent, the Company, the Make Good Pledgor and Roth shall have any obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4.4, in determining the number of outstanding shares of Common Stock, an Investor may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report, as the case may be, (B) a more recent public announcement by the Company or (C) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of an Investor, the Company shall within two Trading Days confirm orally and in writing to the Investor the number of shares of Common Stock then outstanding. With respect to Black River Small Cap Fund Ltd. and Black River Commodity Select Fund Ltd, the “Beneficial Ownership Limitation” shall be 9.99%, and with respect to the other Investors, the “Beneficial Ownership Limitation” shall be 4.99%, of the number of shares of the Common Stock outstanding at the time of such disbursement. The Investor, upon not less than 75 days’ prior notice to the Escrow Agent, the Company, the Make Good Pledgor and Roth, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4.4 and the provisions of this Section 4.4 shall continue to apply. Any such increase or decrease will not be effective until the 75th day after such notice is delivered to the Escrow Agent, the Company, the Make Good Pledgor and Roth. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4.4 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of the Earnings Make Good Shares or Restructuring Make Good Shares. The provisions of this Section 4.4. shall not apply to the Special Situations Private Equity Fund, L.P. or to the Special Situations Cayman Fund, L.P.

5. Duration. This Make Good Agreement shall terminate upon the distribution of all the Escrow Shares in accordance with the terms of this Make Good Agreement. The Company agrees to promptly provide the Escrow Agent written notice of the filing with the Commission of any financial statements or reports referenced herein.

6. Escrow Shares. If any Escrow Shares are deliverable to the Investors pursuant to the SPA and in accordance with this Make Good Agreement, (i) Make Good Pledgor covenants and agrees to execute all such instruments of transfer (including stock powers and assignment documents) as are customarily executed to evidence and consummate the transfer of the Escrow Shares from Make Good Pledgor to the Investors, to the extent not done so in accordance with Section 2, and (ii) following its receipt of the documents referenced in Section 6(i), the Company consent to any such transfer and will provide to the Investors and to the Transfer Agent written confirmation of such consent, and each of the Company and Escrow Agent covenant and agree to cooperate with the Transfer Agent so that the Transfer Agent promptly reissues such Escrow Shares in the applicable Investor’s name and delivers the same as directed by such Investor. Until such time as (if at all) the Escrow Shares are required to be delivered pursuant to the SPA and in accordance with this Make Good Agreement, (i) any dividends payable in respect of the Escrow Shares and all voting rights applicable to the Escrow Shares shall be retained by Make Good Pledgor and (ii) should the Escrow Agent receive dividends or voting materials, such items shall not be held by the Escrow Agent, but shall be passed immediately on to Make Good Pledgor and shall not be invested or held for any time longer than is needed to effectively re-route such items to Make Good Pledgor. In the event that the Escrow Agent receives a communication requiring the conversion of the Escrow Shares to cash or the exchange of the Escrow Shares for that of an acquiring company, the Escrow Agent shall solicit and follow the written instructions of Make Good Pledgor; provided, that the cash or exchanged shares are instructed to be redeposited into the Escrow Account. Make Good Pledgor shall be responsible, respectively, for all taxes resulting from any such conversion or exchange.

7. Interpleader.  Should any controversy arise among the parties hereto with respect to this Make Good Agreement or with respect to the right to receive the Escrow Shares, Escrow Agent and/or Roth shall have the right to consult and hire counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. Escrow Agent and/or Roth are also each hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing either Escrow Agent or Roth. If Escrow Agent or Roth is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 7 shall be filed in any court of competent jurisdiction in the State of New York, and the Escrow Shares in dispute shall be deposited with the court and in such event Escrow Agent and Roth shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Make Good Agreement with respect to the Escrow Shares and any other obligations hereunder.

8. Exculpation and Indemnification of Escrow Agent and Roth.

a. Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise. Escrow Agent acts under this Make Good Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person's or entity's obligations hereunder or under any such document. Except for this Make Good Agreement and instructions to Escrow Agent pursuant to the terms of this Make Good Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof. Roth’s sole obligation under this Make Good Agreement is to provide written instruction to Escrow Agent (following such time as the Company files certain periodic financial reports as specified in Section 4 hereof) directing the distribution of the Escrow Shares. Roth will provide such written instructions upon review of the relevant After Tax Net Income amount reported in such periodic financial reports as specified in Section 4 hereof. Roth is not charged with any obligation to conduct any investigation into the financial reports or make any other investigation related thereto. In the event of any actual or alleged mistake or fraud of the Company, its auditors or any other person (other than Roth) in connection with such financial reports of the Company, Roth shall have no obligation or liability to any party hereunder.

b. Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, absent gross negligence or willful misconduct. Escrow Agent may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Make Good Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

c. The Company and Make Good Pledgor each hereby, jointly and severally, indemnify and hold harmless each of Escrow Agent, Roth and any of their principals, partners, agents, employees and affiliates from and against any expenses, including reasonable attorneys' fees and disbursements, damages or losses suffered by Escrow Agent or Roth in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Make Good Agreement or the services of Escrow Agent or Roth hereunder; except, that if Escrow Agent or Roth is guilty of willful misconduct or gross negligence under this Make Good Agreement, then Escrow Agent or Roth, as the case may be, will bear all losses, damages and expenses arising as a result of its own willful misconduct or gross negligence. Promptly after the receipt by Escrow Agent or Roth of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent or Roth, as the case may be, will notify the other parties hereto in writing. For the purposes hereof, the terms "expense" and "loss" will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 8 shall survive the termination of this Make Good Agreement, and the resignation or removal of the Escrow Agent.

9. Compensation of Escrow Agent. Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit B, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for Escrow Agent's services as contemplated by this Make Good Agreement; provided, however, that in the event that Escrow Agent renders any material service not contemplated in this Make Good Agreement, or there is any assignment of interest in the subject matter of this Make Good Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent is made a party to any litigation pertaining to this Make Good Agreement, or the subject matter hereof, then Escrow Agent shall be reasonably compensated by the Company for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company. Prior to incurring any costs and/or expenses in connection with the foregoing sentence, Escrow Agent shall be required to provide written notice to the Company of such costs and/or expenses and the relevancy thereof and Escrow Agent shall not be permitted to incur any such costs and/or expenses which are not related to litigation prior to receiving written approval from the Company, which approval shall not be unreasonably withheld.

10. Resignation of Escrow Agent. At any time, upon ten (10) Business Days' written notice to the Company and the Investors, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company the Escrow Shares held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-Business Day period following the giving of notice of resignation by Escrow Agent, the Company shall have failed to appoint a successor escrow agent, Escrow Agent shall deposit the Escrow Shares as directed by Roth with the understanding that such Escrow Shares will continue to be subject to the provisions of this Make Good Agreement.

11. Records. Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Make Good Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent and at the requesting party’s expense.

12. Notice. All notices, communications and instructions required or desired to be given under this Make Good Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier, to the addresses listed on the signature pages hereto.

13. Execution in Counterparts. This Make Good Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Assignment and Modification. This Make Good Agreement and the rights and obligations hereunder of the Company may be assigned by the Company only following the prior written consent of Roth. This Make Good Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent only with the prior consent of the Company and Roth. This Make Good Agreement and the rights and obligations hereunder of Make Good Pledgor may not be assigned by the Make Good Pledgor. Subject to the requirements under federal and state securities laws, an Investor may assign its rights under this Make Good Agreement without any consent from any other party. This Make Good Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, the Company, Make Good Pledgor and Roth. This Make Good Agreement is binding upon and intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Make Good Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person. No portion of the Escrow Shares shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Make Good Agreement.

15. Applicable Law. This Make Good Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. The representations and warranties contained in this Make Good Agreement shall survive the execution and delivery hereof and any investigations made by any party. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Make Good Agreement shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any such proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Make Good Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

16. Headings. The headings contained in this Make Good Agreement are for convenience of reference only and shall not affect the construction of this Make Good Agreement.

17. Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Make Good Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

18. Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Make Good Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have duly executed this Make Good Agreement as of the date set forth opposite their respective names.

COMPANY: YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.		MAKE GOOD PLEDGOR: FULL ALLIANCE INTERNATIONAL LIMITED.

By:	/s/ Zishen Wu	By:	/s/ Zhong Xingmei
Name: Zishen Wu Title: CEO Address: 6th Floor, Suite 608 Xue Yuan International Tower No. 1 Zhichu Road Haidian District Beijing, PRC Facsimile: +86 10.8231.1797 Email: wzs@china-yongye.com		Name: Zhong Xingmei Title: Director Address: OMC Chambers P.O. Box 3152, Road Town, Tortola, British Virgin Islands

ESCROW AGENT: TRI-STATE TITLE & ESCROW, LLC		ROTH CAPITAL PARTNERS, LLC

By:	/s/ Frank M. Howard	By:	/s/ Aaron M. Gurewitz
Name: Frank M. Howard Title: Address: 8381 Old Courthouse Rd., Suite 140 Vienna, VA 22182 Facsimile:		Name: Aaron M. Gurewitz Title: Managing Director, Head of Equity Capital Markets Address: 24 Corporate Plaza Drive Newport Beach, CA 92660 Facsimile: (949) 720-7223

[Investor Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Make Good Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR Black River Small Capitalization Fund Ltd. by: Black River Asset Management LLC, its Investment Adviser

By:	/s/ Eric Larson
Name: Eric Larson Title: Principal

Address: c/o Black River Asset Management
12700 Whitewater Drive
Minnetonka, MN 55343

Facsimile: 952-249-4236
Attn.: Sarah Kolar

IN WITNESS WHEREOF, the parties hereto have caused this Make Good Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR Black River Commodity Select Fund Ltd. by: Black River Asset Management LLC its Investment Adviser

By:	/s/ Eric Larson
Name: Eric Larson Title: Principal

Address: c/o Black River Asset Management LLC
12700 Whitewater Drive
Minnetonka, MN 55343

Facsimile: 952-249-4236
Attn.: Sarah Kolar

IN WITNESS WHEREOF, the parties hereto have caused this Make Good Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR : Marion Lynton

By:	/s/ Steve Napoli
Name: Steve Napoli
Title: Agent / Advisor

Address: 262 Harbor Dr., 4th floor
Stamford, CT 06902

Facsimile: 203-355-0715
Attn.: Steve Napoli

IN WITNESS WHEREOF, the parties hereto have caused this Make Good Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR : Ardsley Partners Fund II, L.P.

By:	/s/ Steve Napoli
Name: Steve Napoli
Title: Partner

Address:   262 Harbor Dr., 4th floor
Stamford, CT 06902

Facsimile: 203-355-0715
Attn.: Steve Napoli

IN WITNESS WHEREOF, the parties hereto have caused this Make Good Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR : 1998 Hempleman Family Trust

By:	/s/ Phil Hempleman
Name: Phil Hempleman
Title: Advisor / Trustee

Address:   262 Harbor Dr., 4th floor
Stamford, CT 06902

Facsimile: 203-355-0715
Attn.: Steve Napoli

IN WITNESS WHEREOF, the parties hereto have caused this Make Good Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR : Ardsley Partners Institutional Fund, L.P.

By:	/s/ Steve Napoli
Name: Steve Napoli Title: Partner

Address:   262 Harbor Dr., 4th floor
Stamford, CT 06902

Facsimile: 203-355-0715
Attn.: Steve Napoli

IN WITNESS WHEREOF, the parties hereto have caused this Make Good Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR Special Situations Private Equity Fund, L.P.

By:	/s/ David Greenhouse
Name: David Greenhouse Title: Managing Director

Address: 527 Madison Avenue, Suite 2600
New York, N.Y. 10022

Facsimile: 212-319-6677
Attn.: David Greenhouse / Marianne Kelly

IN WITNESS WHEREOF, the parties hereto have caused this Make Good Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR Special Situations Cayman Fund, L.P.

By:	/s/ David Greenhouse
Name: David Greenhouse Title: Managing Director

Address: 527 Madison Avenue, Suite 2600
New York, N.Y. 10022

Facsimile: 212-319-6677
Attn.: David Greenhouse / Marianne Kelly

IN WITNESS WHEREOF, the parties hereto have caused this Make Good Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR Guerrilla Partners, LP

By:	/s/ Peter Siris
Name: Peter Siris Title: Managing Director

Address: 237 Park Avenue, 9th Floor
New York, NY 10017

Facsimile: (212) 692-7624
Attn.: Peter Siris

IN WITNESS WHEREOF, the parties hereto have caused this Make Good Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR Hua - Mei 21st Century Partners, LP

By:	/s/ Peter Siris
Name: Peter Siris Title: Managing Director

Address: 237 Park Avenue, 9th Floor
New York, NY 10017

Facsimile: (212) 692-7624
Attn.: Peter Siris

IN WITNESS WHEREOF, the parties hereto have caused this Make Good Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR Straus Partners, L.P.

By:	/s/ Andrew Marks
Name: Andrew Marks Title: CFO

Address: 320 Park Avenue
10th Floor New York, NY 10022

Facsimile: 212-415-7256
Attn.: Andrew Marks

IN WITNESS WHEREOF, the parties hereto have caused this Make Good Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR Straus-GEPT Partners, L.P.

By:	/s/ Andrew Marks
Name: Andrew Marks Title: CFO

Address: 320 Park Avenue
10th Floor New York, NY 10022

Facsimile: 212-415-7256
Attn.: Andrew Marks

IN WITNESS WHEREOF, the parties hereto have caused this Make Good Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR MidSouth Investor Fund LP

By:	/s/ Lyman O Heidtke
Name: Lyman O Heidtke Title: General Partner

Address: 201 4th Ave. North
Suite 1950 Nashville, TN 37219

Facsimile: 615-254-1603
Attn.:

Exhibit A (attached as a MS Excel spreadsheet)

ESCROW SHARES TO BE ISSUED TO INVESTORS

Investor’s Legal Name	Investor’s Investment Amount	Make Good (2008)	Make Good (2009)	Restructuring Make Good

Exhibit B

Make Good Escrow Fee
Tri-State Title & Escrow LLC $1,000.00